Exhibit 99.1

OptimizeRx Invited to Host Plenary Sessions at Digital Pharma

East on September 17-20, 2019

ROCHESTER, Mich., (September 10, 2019) — OptimizeRx Corp. (NASDAQ: OPRX), a leading provider of digital health messaging for the pharmaceutical industry, will host two plenary sessions at the 13th Annual Digital Pharma East conference being held at the Pennsylvania Convention Center in Philadelphia on September 17-20, 2019.

Bringing together more than 1,000 participants, this conference will feature latest case studies and senior-level discussions with pharma companies, health systems, physicians, health-tech companies, startups and non-traditional healthcare companies involved in digital health.

The first plenary session, “Success in Today’s Evolving Pharma Marketing Landscape,” will be hosted by Steve Silvestro, chief commercial officer of OptimizeRx, at 11:00 a.m. Eastern time on September 17.

In this session, Silvestro will be joined by Dr. Harry Greenspun of Guidehouse, Angelo Campano of Ogilvy, and Kai Bode of Merck. They will discuss the imperatives of ‘going digital’ and how this can affect organizations across the care spectrum. They will also discuss the evolution of pharma marketing, and how all stakeholders—pharma, providers and patients—are looking to digital innovations to lower costs and improve outcomes.

The second plenary session, “Innovation and Communication in Today’s Digitally-Charged Pharma Landscape,” will be hosted by Miriam Paramore, president of OptimizeRx, at 3:30 p.m. Eastern time on September 18.

In this session, Paramore will facilitate a panel discussion that includes Dr. Harry Greenspun of Guidehouse and Dr. Jack Pinney of MidMichigan Health. The panel will provide insight and direction on the marketing options currently available to the pharma industry, and what is needed to encourage positive change that results in greater financial returns and improved outcomes. The panel will also discuss how pharma and providers can improve communications and work better together as a connected team to improve care for patients.

OptimizeRx’s VP of marketing and communications, Rebecca Whitney, has also been appointed to the 2019 Digital Pharma East advisory board.

About Digital Pharma East

Digital Pharma East is the leading marketing conference globally for life science professionals looking to learn, network and be inspired. For more information, visit www.digitalpharmaseries.com/east.

About OptimizeRx

OptimizeRx® (NASDAQ: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest point-of-prescribe promotional platform for the pharmaceutical industry, OptimizeRx provides a direct channel for pharma companies to communicate with healthcare providers right within their workflow and also directly to patients.

The cloud-based solution supports patient adherence to medications and better healthcare outcomes with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest, and directly via its mobile communications platform.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Nicole Brooks, Innsena Communications

Tel (860) 800-2344

nicolebrooks@innsena.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team